EXHIBIT 10.8

                   FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT
            DATED JANUARY 18, 2002, BY AND BETWEEN EARL T. YOUNG AND
                        AMERICAN FINANCIAL HOLDINGS, INC.

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                                  EXHIBIT 10.8

                   FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT
            DATED JANUARY 18, 2002, BY AND BETWEEN EARL T. YOUNG AND
                        AMERICAN FINANCIAL HOLDINGS, INC.

      WHEREAS, the Board of Directors of American Financial Holdings, Inc. (the "Company") entered into an employment agreement with Earl T. Young ("Executive") dated January 18, 2002 (the "Agreement"); and

      WHEREAS, the Company and Executive deem it appropriate to amend the Agreement to reflect prevailing industry practice and clarify certain terms of Executive's employment; and

      WHEREAS, Section 14 of the Agreement provides that the Agreement may be modified or amended in writing signed by both the Company and Executive.

      NOW, THEREFORE, the Agreement is hereby amended effective June 25, 2002, as follows:

                                  FIRST CHANGE

      Section 3(a) of the Agreement is hereby amended by deleting the last sentence thereof.

                                  SECOND CHANGE

      Section 5(c) of the Agreement is hereby deleted in its entirety and replaced with the following new Section 5(c):

      "(c) Upon the occurrence of a Change in Control followed by Executive's termination of employment, as provided in paragraph (b) of this Section 5, the Holding Company (or its successors) shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, the greater of: (i) the payments and benefits that would be due for the remaining term of the Agreement pursuant to the provisions of Section 3 of this Agreement, or (ii) three (3) times the sum of the following items:

             (1) the average of Executive's Base Salary (as defined in Section 3(a) of the Agreement) at the highest rate in effect during each of the three (3) most recently completed calendar years preceding the Change in Control;

             (2) the average of the cash incentive compensation or bonus paid to Executive, or accrued on Executive's behalf, with respect to each of the three (3) most recently completed calendar years preceding the Change in Control;


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             (3)    the average of the income realized by Executive during each of the three (3) most recently completed calendar years preceding the Change in Control as a result of the vesting of any restricted shares of Holding Company common stock held by or on behalf of Executive;

             (4) the sum of the average of the value of the allocation or contribution made on behalf of Executive by the Bank under
                    (i) the American Savings Bank Employee Stock Ownership Plan ("ESOP") and the American Savings Bank Employees' Savings & Profit Sharing Plan and Trust (or any other tax-qualified defined contribution retirement plan sponsored by the Bank) and (ii) Section 4.01 of the American Savings Bank Supplemental Executive Retirement Plan (or any similar provision of any similar plan then in effect), during each of the three (3) most recently completed calendar years preceding the Change in Control; and

             (5) the sum of the average of the annual increase in the value of Executive's benefit under the (i) Retirement Plan for Employees of American Savings Bank (or any other tax-qualified defined benefit retirement plan sponsored by the Bank) and (ii) the American Savings Bank Benefit Equalization Plan, as amended (or any similar plan then in effect), during each of the three (3) most recently completed calendar years preceding the Change in Control; and

             (6) the average of the value of the premiums paid by the Bank on Executive's behalf with respect to all employee welfare benefit plans (including, but not limited to, group health, dental, life and disability plans) in which Executive participated during each of the three (3) most recently completed calendar years preceding the Change in Control; and

             (7) the average of any other taxable income included by the Holding Company or the Bank on Executive's Form W-2 or reflected on a Form 1099 provided by the Holding Company or the Bank to Executive (but excluding income (i) attributable to the Executive's exercise of a non-statutory stock option to acquire Holding Company common stock, (ii) the disqualifying disposition of an incentive stock option to acquire Holding Company common stock, (iii) relating to the distribution to Executive of benefits under any tax-qualified or non-tax-qualified retirement or deferred compensation plan sponsored by the Holding Company or the Bank or any retirement or deferred compensation agreement between Executive and the Holding Company and/or the Bank), or (iv) attributable to payments made in lieu of any benefit payable under a plan or agreement covered by the preceding clause (iii) of this paragraph), during each of the three
                    (3) most recently completed calendar years preceding the Change in Control.

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      For purposes of paragraph 4 of this Section 5(c), the value of allocations made to Executive under the American Savings Bank Employee Stock Ownership Plan or Section 4.01 of the American Savings Bank Supplemental Executive Retirement Plan shall be valued by reference to the fair market value of Holding Company common stock as of the date of allocation. For purposes of paragraph 5 of this
Section 5(c), the value of the annual increase in Executive's benefit under the Retirement Plan for Employees of American Savings Bank and the American Savings Bank Benefit Equalization Plan shall be determined by reference to the year-over-year increase in the actuarially equivalent lump-sum value of Executive's accrued benefit under such plans calculated by using the actuarial factors set forth in the Retirement Plan for Employees of American Savings Bank, or, if such factors are not available, reasonable actuarial factors established by reference to Section 417(e) of the Internal Revenue Code of 1986, as amended.

      At the election of Executive, which election is to be made prior to or within thirty (30) days of the Date of Termination on or following a Change in Control, such payment may be made in a lump sum (without discount for early payment) on or immediately following the Date of Termination (which may be the date a Change in Control occurs) or paid in equal monthly installments during the thirty-six (36) months following Executive's termination. In the event that no election is made, payment to Executive will be made on a monthly basis during the thirty-six (36) months following Executive's termination.


                                      AMERICAN FINANCIAL HOLDINGS, INC.




                                      /s/ Roberet T. Kenney
                                      ------------------------------------------
                                      For the Entire Board of Directors

Date: July 29,2002
      ----------------


                                      EXECUTIVE


                                      /s/ Earl T. Young
                                      ------------------------------------------
                                      Earl T. Young
Date: July 29, 2002
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